                                                                     EXHIBIT 4.6







                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                       OF

                          APPALACHIAN GAS ROYALTY TRUST



                                      AMONG

                          ENERGY CORPORATION OF AMERICA

                                       AND

                            JPMORGAN CHASE BANK, N.A.

                                       AND

                            WILMINGTON TRUST COMPANY









                                                   DATED: AS OF __________, 2005

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
               NAME AND PURPOSE OF THE TRUST; DECLARATION OF TRUST

   Section 2.01         Name; Certificate of Trust................................................................6
   Section 2.02         Purpose...................................................................................6
   Section 2.03         Transfer of Trust Property to the Trust...................................................7
   Section 2.04         Creation of the Trust.....................................................................7
   Section 2.05         Principal Offices and Delaware Trustee....................................................8

                                                            ARTICLE III
                                   ADMINISTRATION OF THE TRUST AND POWERS OF THE TRUSTEE AND THE
                                                          DELAWARE TRUSTEE

   Section 3.01         General Authority.........................................................................8
   Section 3.02         Limited Power of Disposition..............................................................9
   Section 3.03         No Power to Engage in Business or Make Investments.......................................11
   Section 3.04         Interest on Cash Reserves................................................................11
   Section 3.05         Power to Settle Claims...................................................................12
   Section 3.06         Power to Contract for Services...........................................................12
   Section 3.07         Payment of Liabilities of Trust..........................................................12
   Section 3.08         Income and Principal.....................................................................13
   Section 3.09         Term of Contracts........................................................................13
   Section 3.10         Transactions With Entity Serving as the Trustee or the Delaware Trustee..................13
   Section 3.11         No Security Required.....................................................................13
   Section 3.12         Filing of Securities Act Registration Statement, Exchange Act Registration Statement
                        and Other Reports, Listing of Trust Units, etc.; Certain Fees and Expenses...............13
   Section 3.13         Reserve Report...........................................................................15
   Section 3.14         No Liability for Recordation.............................................................15
   Section 3.15         ECA Quarterly Incentive Distribution Payments............................................15

                                                             ARTICLE IV
                                         TRUST UNITS AND UNCERTIFICATED BENEFICIAL INTEREST

   Section 4.01         Creation and Distribution................................................................16
   Section 4.02         Rights of Trust Unitholders; Limitation on Personal Liability of Trust Unitholders.......16
   Section 4.03         Effect of Transfer.......................................................................17
   Section 4.04         Determination of Ownership...............................................................17

                                                             ARTICLE V
                                               ACCOUNTING AND DISTRIBUTIONS; REPORTS

   Section 5.01         Fiscal Year and Accounting Method........................................................18
   Section 5.02         Quarterly Distributions..................................................................18


   Section 5.03         Reports to Trust Unitholders and Others..................................................18
   Section 5.04         Federal Income Tax Provisions............................................................19

                                                             ARTICLE VI
                                      LIABILITY OF DELAWARE TRUSTEE AND TRUSTEE AND METHOD OF
                                                             SUCCESSION

   Section 6.01         Liability of Delaware Trustee, Trustee and Agents........................................19
   Section 6.02         Indemnification of Trustee or Delaware Trustee...........................................20
   Section 6.03         Resignation of Delaware Trustee and Trustee..............................................22
   Section 6.04         Removal of Delaware Trustee and Trustee..................................................22
   Section 6.05         Appointment of Successor Delaware Trustee or Trustee.....................................22
   Section 6.06         Laws of Other Jurisdictions..............................................................23
   Section 6.07         Reliance on Experts......................................................................24
   Section 6.08         Force Majeure............................................................................24
   Section 6.09         Failure of Action by ECA.................................................................24
   Section 6.10         Action Upon Instructions.................................................................24
   Section 6.11         Management of Trust Estate...............................................................25
   Section 6.12         Validity.................................................................................25
   Section 6.13         Rights and Powers; Litigation............................................................25
   Section 6.14         No Duty to Act Under Certain Circumstances...............................................25

                                                            ARTICLE VII
                                        COMPENSATION OF THE TRUSTEE AND THE DELAWARE TRUSTEE

   Section 7.01         Compensation of Trustee and Delaware Trustee.............................................26
   Section 7.02         Reimbursement of ECA.....................................................................26
   Section 7.03         Source of Funds..........................................................................26
   Section 7.04         Ownership of Units by ECA, the Delaware Trustee and the Trustee..........................26

                                                            ARTICLE VIII
                                                   MEETINGS OF TRUST UNITHOLDERS

   Section 8.01         Purpose of Meetings......................................................................27
   Section 8.02         Call and Notice of Meetings..............................................................27
   Section 8.03         Method of Voting and Vote Required.......................................................27
   Section 8.04         Conduct of Meetings......................................................................28

                                                             ARTICLE IX
                                           DURATION, REVOCATION AND TERMINATION OF TRUST

   Section 9.01         Revocation...............................................................................28
   Section 9.02         Termination..............................................................................28
   Section 9.03         Disposition and Distribution of Assets and Properties....................................28
   Section 9.04         Reorganization or Business Combination...................................................29

                                                             ARTICLE X
                                                            AMENDMENTS

   Section 10.01        Prohibited Amendments....................................................................30
   Section 10.02        Permitted Amendments.....................................................................30

                                   ARTICLE XI
                                   ARBITRATION

                                   ARTICLE XII
                                  MISCELLANEOUS

   Section 12.01        Inspection of Books......................................................................33
   Section 12.02        Disability of a Trust Unitholder.........................................................33
   Section 12.03        Merger or Consolidation of Delaware Trustee or Trustee...................................34
   Section 12.04        Change in Trust Name.....................................................................34
   Section 12.05        Filing of this Agreement.................................................................34
   Section 12.06        Choice of Law............................................................................34
   Section 12.07        Separability.............................................................................35
   Section 12.08        Notices..................................................................................35
   Section 12.09        Counterparts.............................................................................36

Schedule A - Fee Schedule of Trustee
Schedule B - Fee Schedule of Delaware Trustee

Exhibit A - Federal Income Tax Provisions

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                       OF

                          APPALACHIAN GAS ROYALTY TRUST

         This Amended and Restated Trust Agreement of Appalachian Gas Royalty Trust (the "Trust") is entered into effective as of the _____ day of __________, 2005, by and among ENERGY CORPORATION OF AMERICA, a West Virginia corporation with its principal office in Denver, Colorado (together with its wholly owned subsidiaries and its successors and assigns, "ECA") as trustor, and WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of the State of Delaware with its principal office in Wilmington, Delaware ("Wilmington Trust"), as Delaware Trustee (as hereinafter defined), and JPMORGAN CHASE BANK, N.A., a national association organized under the laws of the State of New York with its principal place of business in New York, New York (the "Bank"), as Trustee (as hereinafter defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, ECA is engaged in the exploration, development, production, transportation and marketing of natural gas and oil and owns mineral interests in properties located in the Appalachian Basin that contain proved reserves of natural gas; and

         WHEREAS, ECA has determined to convey to the Trust the Royalty Interests (hereinafter defined) pursuant to the Conveyances (hereinafter defined) and the Hedge Agreements (hereinafter defined) in exchange for 7,750,000 Trust Units (hereinafter defined); and

         WHEREAS, ECA, Wilmington Trust and the Bank have previously formed the Trust pursuant to the Organizational Trust Agreement (hereinafter defined) in accordance with the provisions of the Trust Act (hereinafter defined) and, in connection therewith, ECA has previously delivered to the Bank, on behalf of the Trust, good and valuable consideration, which the Bank has accepted, to have and to hold, in trust, such property and all other properties that may hereafter be received hereunder, for the purposes and subject to the terms and conditions hereinafter provided; and

         NOW, THEREFORE, ECA, Wilmington Trust and the Bank hereby amend and restate the Organizational Trust Agreement of Appalachian Gas Royalty Trust in its entirety.

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms have the meanings indicated:

         "Administrative Services Agreement" means the Administrative Services Agreement dated _________, 2005 entered into between ECA and the Trustee, on behalf of the Trust.

         "Affiliate" means, for any specified Person, another Person that controls, is controlled by, or is under common control with, the specified Person. "Control," in the preceding sentence, refers to the possession by one Person, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" has the meaning assigned to that term in Section 3.06 hereof.

         "Agreement" means this Amended and Restated Trust Agreement of Appalachian Gas Royalty Trust, as it may be further amended, supplemented or restated from time to time.

         "Bank" means JPMorgan Chase Bank, N.A., a national association organized under the laws of the State of New York, and its successors and assigns.

         "Beneficial Interest" means the aggregate beneficial interest of all Trust Unitholders in the Trust Estate, including without limitation the proceeds from the conversion of the Royalty Interests to cash, and in the right to cash resulting from such conversion of the Royalty Interests, which beneficial interest is expressed in Trust Units, but such beneficial interest does not include any ownership interest, legal or equitable, in or to the Royalty Interests, or any part thereof, or in or to any other asset of the Trust Estate to the extent that an interest in such asset would cause the interest of a Trust Unitholder to be treated (other than for federal income tax purposes) as other than an intangible personal property interest.

         "Business Day" means any day that is not a Saturday, Sunday, a holiday determined by the New York Stock Exchange, Inc. as "affecting `ex' dates" or any other day on which national banking institutions in New York, New York are closed as authorized or required by law.

         "Closing" means the closing of the initial public offering of Trust Units contemplated by the Securities Act Registration Statement.

         "Closing Date" means the date of Closing.

         "Commission" means the Securities and Exchange Commission.

         "Conveyances" means, collectively, the Term Royalty Conveyances, each dated as of __________, 2005 from ECA, as grantor, to the Trust, as grantee, pursuant to which the Royalty Interests are conveyed.

         "Delaware Trustee" means the Entity serving as a trustee (other than as the Trustee) hereunder having its principal place of business in Delaware, not in its individual capacity but solely in its fiduciary capacity. Further, any benefit, indemnity, release or protection granted to the Delaware Trustee herein shall extend to and shall be fully applicable and effective with regard to any Entity serving as the Delaware Trustee, including, without limitation, Wilmington Trust.

         "Development Agreement" means the Development Agreement dated _________, 2005 entered into between ECA and the Trustee, on behalf of the Trust.

         "ECA" means Energy Corporation of America, a West Virginia corporation, its wholly owned subsidiaries and its successors and assigns.

         "Entity" means a corporation, partnership, trust, estate or other entity, organization or association.

         "Environmental Laws" means all laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases, treatment, storage or disposal of pollutants, contaminants, hazardous substances or industrial or hazardous wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), and also including laws relating to the protection, preservation, or enhancement of endangered or threatened species, historic and archaeological resources, or wetlands and tidelands, as well as all codes, decrees, injunctions, judgments, orders, rules or regulations issued, entered, promulgated or approved thereunder pursuant to the requirements of applicable administrative procedures, acts and agency procedural rules.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Act Registration Statement" means the registration statement pursuant to which the Trust Units may be registered under Section 12 of the Exchange Act.

         "Expenses" has the meaning assigned to that term in Section 6.02(a) thereof.

         "Fair Value" means, with respect to any portion of the Royalty Interests to be released pursuant to Section 3.02(a) in connection with a sale of Underlying Properties, an amount of net proceeds which could reasonably be expected to be obtained from the sale of such portion of the Royalty Interests to a party which is not an Affiliate of either ECA or the Trust on an arms'-length negotiated basis, taking into account relevant market conditions and factors existing at the time of any such proposed sale or release, such net proceeds to be determined by deducting the Trust's proportionate share of sales costs, commissions and brokerage fees, if any (based on the relative fair market value of the Underlying Properties being transferred without giving effect to either the Royalty Interests being released or the fair market value of the Royalty Interests being released).

         "Hedge Agreements" means the right of the Trust to receive payments pursuant to the Assignment Agreement dated ________, 2005 between Eastern American Energy Corporation and the Trust that assigns to the Trust certain rights under the ISDA Master Agreement dated as of March 12, 2004 by and between BP Energy Company and Eastern American Energy Corporation and the Option Confirmations thereunder dated March 17, 2005 as they relate to the option transactions identified as BP (Nucleus) ID: 601108 and 603289.

         "Independent Reserve Engineers" means Ryder Scott Company, L.P., independent petroleum engineers, or any successor petroleum engineering consultants employed by the Trust to provide information and reports with respect to the Royalty Interests.

         "Initial Trust Unit Price" means the offering price to the public of a Trust Unit, as set forth in the Prospectus.

         "Liquidation Date" means December 31, 2024.

         "Net Proceeds" has the meaning assigned to that term in the Conveyances.

         "Organizational Trust Agreement" means the Trust Agreement of Appalachian Gas Royalty Trust, entered into and effective as of March 17, 2005 by and among ECA, the Bank and Wilmington Trust.

         "Person" means a natural person or an Entity.

         "Prospectus" means the final prospectus constituting a part of the Securities Act Registration Statement, as filed pursuant to Rule 424(b) of the Commission.

         "Quarterly Cash Distribution" means, for each Quarterly Period, an amount equal to the Quarterly Distribution Amount minus the Quarterly Incentive Distribution.

         "Quarterly Distribution Amount" means, for each Quarterly Period, an amount determined by the Trustee pursuant to Section 5.02 hereof to be equal to the excess, if any, of (a) the cash received by the Trust, attributable to the Royalty Interests and the Hedge Agreements during such Quarterly Period, provided that such cash is received by the Trust on or before the 10th calendar day of the third month following the end of the Quarterly Period, plus any decrease during such Quarterly Period in any cash reserve theretofore established by the Trustee for the payment of liabilities of the Trust, plus any other cash receipts of the Trust during such Quarterly Period (including Sales Proceeds Amounts), plus an amount equal to interest estimated by the Trustee to be earned on cash reserves invested pursuant to Section 3.04 to the respective Quarterly Payment Date (which estimated amount when actually earned shall not be included in the Quarterly Distribution Amount in respect of any other Quarterly Period) over (b) the liabilities of the Trust paid during such Quarterly Period, plus the amount of any cash used during such Quarterly Period by the Trustee to establish or increase a cash reserve established for the payment of any liabilities of the Trust.

         "Quarterly Incentive Distribution" means, for each Quarterly Period, the amount of cash equal to (i) the Quarterly Distribution Amount for such Quarterly Period minus the Target Cash Distribution applicable to such Quarterly Period, multiplied by (ii) 30%.

         "Quarterly Payment Date" means, for each Quarterly Period, the 15th day of the third calendar month following the end of such Quarterly Period, or if such day is not a Business Day, on the next Business Day.

         "Quarterly Period" means each of the calendar quarters ending on the last day of March, June, September and December of each year.

         "Quarterly Record Date" means, for each Quarterly Period, the close of business on the sixtieth day following the end of such Quarterly Period (or the Business Day next following such day if such day is not a Business Day) or such other date established by the Trustee in order to comply with applicable law or the rules of any securities exchange or quotation system on which the Depositary Units may be listed or admitted to trading, in which event "Quarterly Record Date" means such other date.

         "Record Date Trust Unitholders" has the meaning assigned to that term in Section 8.02 hereof.

         "Responsible Officer" means (a) with respect to the Delaware Trustee, any officer in the Corporate Trust Administration office of the Delaware Trustee having direct responsibility for the administration of this Agreement, and with respect to a particular corporate trust matter, any officer of the Delaware Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and (b) with respect to the Trustee [__________].

         "Royalty Interests" means, collectively, the royalty interests to be conveyed to the Trust pursuant to the Conveyances.

         "Sales Proceeds Amount" means any cash paid to the Trust in consideration for Royalty Interests pursuant to Section 3.02(a) hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Act Registration Statement" means the Registration Statement on Form S-l (Registration No. 333-_____) as it has been or as it may be amended or supplemented from time to time, filed by ECA with the Commission under the Securities Act to register the offering and sale of the Trust Units.

         "Subject Development Lands" means the Subject Development Lands subject to the Royalty Interests, as "Subject Development Lands" are defined in the Conveyances.

         "Target Cash Distribution" means the targeted levels of the Quarterly Distribution Amount in a given calendar year as set forth in Section 3.15 used to calculate the amount of the Quarterly Incentive Distribution.

         "Transferee" means, as to any Trust Unitholder or former Trust Unitholder, any Person succeeding to the interest of such Trust Unitholder or former Trust Unitholder in one or more Trust Units, whether as purchaser, donee, legatee or otherwise.

         "Trust" means Appalachian Gas Royalty Trust, the Delaware statutory trust created pursuant to the Organizational Trust Agreement and continued by and administered under the terms of this Agreement.

         "Trust Act" means the Delaware Statutory Trust Act, Title 12, Chapter 38 of the Delaware Code, Sections 3801 et seq., as amended from time to time during the term of this Agreement.

         "Trust Estate" means the assets held by the Trust under this Agreement, including both income and principal.

         "Trust Unit" means an uncertificated, undivided pro rata fractional interest in the Beneficial Interest, determined as hereinafter provided.

         "Trust Unitholder" means the owner of one or more Trust Units as reflected on the books of the Trustee pursuant to Section 4.01 or in the records of The Depository Trust Company.

         "Trustee" means the Entity serving as a trustee (other than the Delaware Trustee) under this Agreement, in its fiduciary capacity. Further, any benefit, indemnity, release or protection granted to the Trustee herein shall extend to and shall be fully applicable and effective with regard to any Entity serving as Trustee, including, without limitation, the Bank. The term "principal office" of the Trustee shall mean the principal office of the Trustee in Austin, Texas, at which at any particular time its corporate trust business may be administered.

         "Trustee Conveyance" means a conveyance executed by the Trustee pursuant to Section 3.02 of this Agreement covering that portion of the Royalty Interests to be conveyed pursuant to said Section and in such form as the Trustee is advised by counsel is sufficient to release or transfer the right, title and interest of the Trust therein and to provide for payment to the Trustee of all the net proceeds attributable thereto through the effective date of such Trustee Conveyance.

         "Underlying Properties" means the Subject Interests and Wells subject to the Royalty Interests, as "Subject Interests" and "Wells" are defined in the Conveyances.

         "Wilmington Trust" means Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, and its successors and assigns.

                                   ARTICLE II
               NAME AND PURPOSE OF THE TRUST; DECLARATION OF TRUST

        Section 2.01 Name; Certificate of Trust. The Trust continued by this Agreement shall remain a Delaware statutory trust under the Trust Act. The Trust shall continue to be known as the Appalachian Gas Royalty Trust, and the Trustee may transact the Trust's affairs in that name. The continuation and operation of the Trust shall be in accordance with this Agreement, which shall constitute the "governing instrument" of the Trust within the meaning of Section 3801(f) of the Trust Act. In the event that a Responsible Officer of either the Delaware Trustee or the Trustee becomes aware that any statement contained or matter described in the Trust's Certificate of Trust has changed, making it false in any material respect, it will notify the other trustee and the Delaware Trustee shall promptly file or cause to be filed in the office of the Secretary of State of Delaware an amendment of same at the written direction of the Trustee, duly executed in accordance with Section 3811 of the Trust Act, in order to effect such change thereto, such filing to be in accordance with Section 3810(b) of the Trust Act. Upon the completion of the dissolution and winding up of the Trust in accordance with Section 3808 of the Trust Act and Section 9.02 hereof, the Delaware Trustee shall, at the written direction of the Trustee, file or cause to be filed a certificate of cancellation of the Trust's Certificate of Trust, duly executed by the Delaware Trustee in accordance with Section 3811 of the Trust Act.

        Section 2.02 Purpose. The purposes of the Trust are:

                (a) to protect and conserve, for the benefit of the Trust Unitholders, the Trust Estate;

                (b) to receive and hold the Royalty Interests, the Hedge Agreements, the Development Agreement, the Administrative Services Agreement and the other assets of the Trust Estate;

                (c) to convert the Royalty Interests to cash either by (1) retaining the Royalty Interests and collecting the proceeds of production payable with respect to the Royalty Interests until production has ceased or the Royalty Interests have been sold or transferred or the Royalty Interests have otherwise terminated or (2) selling or otherwise disposing of all or any portion of the Royalty Interests in accordance with the terms of this Agreement;

                (d) to convert the Hedge Agreements into cash by collecting the proceeds of any payments that the Trust is entitled to receive under the terms of the Hedge Agreements until the Hedge Agreements have terminated;

                (e) to pay, or provide for the payment of, any liabilities incurred in carrying out the purposes of the Trust, and thereafter to distribute the remaining amounts of cash received by the Trust to the Trust Unitholders on a pro rata basis determined by the number of Trust Units held by each Trust Unitholder in accordance with Section 5.02;

                (f) to incur indebtedness and grant security interests in or otherwise encumber the Trust Estate in order to pay the liabilities of the Trust as they become due, if necessary;

                (g) to cause to be prepared and file reports required to be filed under the Exchange Act, any reports required by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading and any reports or forms required to be filed pursuant to tax laws and other applicable laws and regulations; and

                (h) to engage in such other activities as are necessary or convenient for the attainment of any of the foregoing or are incident thereto and which may be engaged in or carried on by a statutory trust under the Trust Act.

        Section 2.03 Transfer of Trust Property to the Trust. Upon the formation of the Trust, ECA paid good and valuable consideration to the Trust, in trust, for the uses and purposes provided in the Organizational Trust Agreement and in this Agreement. At (and subject to the occurrence of) the Closing, ECA shall, or shall cause its Affiliates to, grant, bargain, sell, convey and assign to the Trust for the uses and purposes provided herein (i) the Royalty Interests pursuant to the Conveyances and (ii) the Hedge Agreements in consideration for 7,750,000 Trust Units to be issued by the Trust to ECA, which Trust Units shall collectively represent the entire Beneficial Interest in accordance with Section
4.01 of this Agreement. The issuance of the 7,750,000 Trust Units is hereby duly authorized and, upon issuance at the Closing, such Trust Units shall be duly and validly issued and outstanding and, upon receipt by the Trust at the Closing of the consideration described in the preceding sentence, the Trust Units will be fully paid without the requirement of any further consideration.

        Section 2.04 Creation of the Trust. The Trustee declares that it shall hold the Trust Estate in trust for the benefit of the Trust Unitholders, upon the terms and conditions set forth in this Agreement. As set forth above and amplified herein, the Trust is intended to be a passive entity limited to the receipt of revenues attributable to the Royalty Interests and the Hedge Agreements and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to ECA and the Trust Unitholders. It is not the intention of the parties hereto to create, and nothing in this Agreement shall be construed as creating, for tax purposes, a partnership, joint venture, joint stock company or similar business association, between or among Trust Unitholders, present or future, or between or among Trust Unitholders, or any of them, the Delaware Trustee, the Trustee and/or ECA. Neither the Trustee nor the Delaware Trustee, in its individual capacity, makes any representation as to the validity or sufficiency of this Trust Agreement.

        Section 2.05 Principal Offices and Delaware Trustee. Unless and until changed by the Trustee, the address of the principal office of the Trustee is 700 Lavaca, 5th Floor, Austin, Texas 78701-3102. Unless and until changed by the Delaware Trustee, the principal place of business of the Delaware Trustee is 1100 North Market Street, Wilmington, Delaware 19890-1615, Attention: Corporate Trust Administration. The Trust may maintain offices at such other place or places within or without the State of Delaware as the Trustee deems advisable.

                                  ARTICLE III
          ADMINISTRATION OF THE TRUST AND POWERS OF THE TRUSTEE AND THE
                                DELAWARE TRUSTEE

        Section 3.01 General Authority.

                 (a) The Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same, but only upon the terms of this Agreement. Subject to the limitations set forth in this Agreement, the Trustee, acting alone, without the approval or consent of, or notice to, the Delaware Trustee or any Trust Unitholder, is authorized to take such action as in its judgment is necessary, desirable or advisable to best achieve the purposes of the Trust, including the authority to enter into, deliver and perform on behalf of the Trust the Hedge Agreements, the Development Agreement and the Administrative Services Agreement (which the Trustee is hereby directed to do), to re-convey on behalf of the Trust the Royalty Interests to ECA and to release on behalf of the Trust such Royalty Interests and the conveyance with respect to a portion of the Subject Development Lands in accordance with Section 1.05 of the Conveyances (which the Trustee is hereby directed to do) and to agree on behalf of the Trust to modifications of the terms of the Conveyances or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Royalty Interests as rights to receive a share of the net proceeds from production from the Underlying Properties in accordance with the Conveyances which, with respect to the Trust, are free of any operating rights, expenses or obligations but subject to applicable taxes and post-production costs. The Trustee shall not (i) dispose of any part of the Trust Estate except as provided in Sections
        3.02 and 3.07 hereof or (ii) agree to amend or waive any provision of, give any consent or release with respect to, or terminate the Conveyances, the Hedge Agreements or the Development Agreement without the approval of the Trust Unitholders as provided in Article VIII. Without in any way limiting the power and authority of the Trustee, the Trustee is expressly authorized and empowered to enter into such amendments or modifications to, or waive any rights with respect to, the Administrative Services Agreement without obtaining the approval of the Trust Unitholders as provided in Article VIII.

                 (b) The Delaware Trustee accepts the trust hereby continued and agrees to perform its duties hereunder with respect to the same, but only upon the express terms of this Agreement. The Delaware Trustee is authorized to take only such actions, and shall be required to perform only such duties and obligations, with respect to the Trust as are specifically set forth in this Agreement, and no implied duties, obligations or powers shall be read into this Agreement in respect to the Delaware Trustee. The Delaware Trustee shall not otherwise manage or take part in the business or affairs of the Trust in any manner.

                 (c) Notwithstanding any other provision of this Agreement, unless specifically authorized in writing by the Trustee and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions or possess any authority with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust Unitholders. The Delaware Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Trust Act. The Delaware Trustee shall provide prompt written notice to the Trustee of its performance of any of the foregoing acts. The Trustee shall reasonably keep the Delaware Trustee informed of any material action taken by the Trustee with respect to the Trust.

        Section 3.02 Limited Power of Disposition. The Trustee shall not sell or otherwise dispose of all or any part of the Trust Estate, including, without limitation, all or any portion of the Royalty Interests, the Hedge Agreements or the Development Agreement, or any interest therein, except that the Trustee is directed to sell and convey Royalty Interests as provided in this Section 3.02 and Section 3.07 of this Agreement and no Trust Unitholder approval shall be required for any sale or conveyance in accordance with any of such provisions.

                 (a) ECA and its Affiliates may at any time and from time to time sell, but only in accordance with the provisions set forth below and in accordance with the terms of the Conveyances, a divided or undivided portion of their interests in the Underlying Properties, free from and unburdened by the Royalty Interests without the consent of the Trustee or the Trust Unitholders. Upon receipt of written notice of such a sale given by ECA or its Affiliates, the Trustee shall execute and deliver at the closing of such sale a partial release and consent, and such other instruments, agreements and documents as ECA or its Affiliates may reasonably request, to evidence or effect the transfer of such portion of ECA's or its Affiliates' interests in the Underlying Properties, free from and unburdened by the Royalty Interests, provided that:

                          (i) no sale of a portion of ECA's or its Affiliates'
                 interests in the Underlying Properties free from and unburdened by the Royalty Interests that would otherwise burden such portion of ECA's or its Affiliates' interests shall be permitted under this paragraph (a) if (A) the sale is to a Person who is an Affiliate of ECA, (B) the sale relates to a well that accounted for in excess of 0.25% of the total production from all Underlying Properties during the most recently completed 12 calendar months, (C) the sale, together with all other sales pursuant to this paragraph (a), would result in the sale of more than five wells during the most recently completed 12 calendar months, or
                 (D) the aggregate sales proceeds to be received by the Trust pursuant to clause (ii) of this paragraph (a) with respect to the Royalty Interests to be released by the Trustee, plus the aggregate sales proceeds received by the Trust pursuant to clause (ii) of this paragraph (a) with respect to all other Royalty Interests previously released by the Trustee pursuant to this paragraph (a) during the most recently completed 12 calendar months, would exceed $500,000;

                           (ii) in connection with any sale pursuant to this
                 paragraph (a), the Trust shall receive from ECA an amount equal to the Fair Value to the Trust for the Royalty Interests to be released by the Trustee in connection with the sale of the Underlying Properties; and

                           (iii) the Trustee shall have received (A) in the
                 event that the gross purchase price to be received by ECA and its Affiliates for the sale of Underlying Properties in a single transaction or a series of related transactions is less than $500,000, a certificate from ECA executed by the President, any Vice President, the Treasurer or the Secretary thereof certifying to the Trustee and the Trust that the cash to be received by the Trust pursuant to clause (ii) above represents the Fair Value to the Trust for the Royalty Interests to be released by the Trustee in connection therewith or (B) in the event that the gross purchase price to be received by ECA and its Affiliates for the sale of Underlying Properties in a single transaction or a series of related transactions is more than $500,000, at the expense of ECA an appraisal of such Underlying Properties from an independent appraiser in the business of evaluating or appraising natural gas properties selected by mutual agreement of ECA and the Trustee, which appraisal confirms that the cash to be received by the Trust pursuant to clause (ii) of this paragraph (a) represents the Fair Value to the Trust for the Royalty Interests to be released by the Trust in connection therewith.

        Any other sale of all or any portion of the Underlying Properties will not relieve ECA of its obligations with respect to the Royalty Interests.

                 (b) In the event that a portion of the Royalty Interests is to be released pursuant to Section 3.02(a) of this Agreement, upon receipt of (i) funds equal to the required payment, (ii) an accurate description of said portion of the Royalty Interests and (iii) sufficient information to evidence conclusively that the conditions to purchase referred to in the applicable section of the Conveyances have been satisfied, then within a reasonable time thereafter, and upon advice of such experts as may be retained by the Trustee with the written consent of ECA, the Trustee shall execute and deliver a Trustee Conveyance covering said Royalty Interests to ECA or its assignee.

                 (c) In addition to the transfers permitted by paragraph (a) of
        Section 3.02 and subject to the terms of the Conveyances, ECA or any of its Affiliates may at any time or from time to time sell a divided or undivided portion of its interest in the Underlying Properties, provided that such sale is subject to and burdened by the Royalty Interests that burden such portion of ECA's interest, without the consent of the Trust Unitholders. Promptly after completion of any such sale, ECA shall so notify the Trustee in writing. Any purchaser of such Underlying Properties shall be the assignee of ECA to the extent of the interest sold and shall be bound by the obligations of ECA under this Agreement and the Conveyances to such extent.

                 (d) Anything herein to the contrary notwithstanding, the Trustee shall not agree to any distribution of the Royalty Interests or any other asset of the Trust that would cause the interest of a Trust Unitholder to be treated as other than an intangible personal property interest. Unless required to sell pursuant to this Section 3.02, or pursuant to Section 3.07 hereof, or to distribute pursuant to Section
        5.02 hereof, the Trustee is authorized to retain any part of the Trust Estate in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

        Section 3.03 No Power to Engage in Business or Make Investments. Neither the Trustee nor the Delaware Trustee shall cause the Trust to acquire any asset other than the Royalty Interests and the Hedge Agreements and proceeds therefrom, the rights of the Trust to enforce the terms and provisions of the Development Agreement and the Administrative Services Agreement, and other amounts paid to the Trust as set forth herein, or engage in any business or investment activity of any kind whatsoever, except for the activities permitted herein. Neither the Trustee nor the Delaware Trustee shall have any responsibility or authority relating to the operations of the Underlying Properties or the marketing of any production therefrom.

        Section 3.04 Interest on Cash Reserves. Cash being held by the Trustee as a reserve for, or in anticipation of, the distribution of a Quarterly Incentive Distribution, Quarterly Cash Distribution or for the payment of any liabilities, other than current routine administrative costs, shall be placed by the Trustee with one or more banks or financial institutions (which, to the extent to which authorized pursuant to the Trust Act and other applicable laws, may be, or may include, any bank serving as the Trustee or the Delaware Trustee) and invested in (i) accounts payable on demand without penalty, (ii) obligations issued by (or unconditionally guaranteed by) the United States of America or any agency or instrumentality thereof (provided such agency or instrumentality obligations are guaranteed by the full faith and credit of the United States of America), (iii) repurchase agreements secured by obligations qualifying under
(ii) above or (iv) certificates of deposit of any bank or banks having combined capital, surplus and undivided profits in excess of $100,000,000 which, in the case of (ii), (iii) and (iv) above, mature prior to the date on which such Quarterly Distribution Amount is to be distributed or any such liability is to be paid. Any government obligation, repurchase agreement or certificate of deposit held by the Trustee shall be held until maturity. The interest rate on reserves placed with any bank or financial institution serving as the Trustee or the Delaware Trustee shall be the interest rate that such bank pays in the normal course of business on amounts placed with it, taking into account the amount involved, the period held and other relevant factors. Subject to Section 6.01, the Trustee shall not be liable for its selection of permitted investments or for any investment losses resulting from such investments. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be obligated to accept any such cash or other assets for investment or otherwise. To the extent that the Delaware Trustee decides in its sole absolute discretion to accept cash for investment pursuant to this Section 3.04, the Delaware Trustee shall invest such cash pursuant to the written instructions of the Trustee, and the Delaware Trustee shall not be liable to the Trust for any losses resulting from such investments absent its own gross negligence or willful misconduct.

        Section 3.05 Power to Settle Claims. The Trustee is authorized to prosecute or defend, and to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient, without the joinder or consent of any Trust Unitholder, including enforcing the rights of the Trust under the Administrative Services Agreement, the Development Agreement and the Conveyances. The Trust Unitholders shall have no power to prosecute any claim of the Trust or the Trust Estate against any Person other than to prosecute a claim to compel performance by the Trustee on behalf of the Trust or the Trust Estate.

        Section 3.06 Power to Contract for Services. In the administration of the Trust, the Trustee is empowered to employ oil and gas consultants (which may include the Independent Reserve Engineers), accountants (with the consent of ECA, which consent shall not be unreasonably withheld), attorneys (who may, but need not be, counsel to ECA or any of its Affiliates) and other professional and expert Persons, to employ or contract for clerical and other administrative assistance (including assistance from ECA or any of its Affiliates), to delegate to agents, employees, officers, directors, custodians or nominees (individually, an "Agent" and collectively, "Agents") any matter, whether ministerial or discretionary, and to act through such Agents and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

        Section 3.07 Payment of Liabilities of Trust. Except as otherwise provided herein, the Trustee may and shall use all money received by it for the payment or reimbursement of all liabilities of the Trust, including but without limiting the generality of the foregoing, all expenses, taxes, liabilities incurred of all kinds, compensation to it for its services hereunder, as provided for in Article VII, and compensation to such parties as may be employed as provided for in Section 3.06 hereof. With respect to any liability that is contingent or uncertain in amount or that otherwise is not currently due and payable, the Trustee may, but is not obligated to, establish a cash reserve for the payment of such liability. The Trustee shall not pay any liability of the Trust with funds set aside pursuant to Section 5.02 hereof for the payment of a Quarterly Incentive Distribution or a Quarterly Cash Distribution. If at any time the cash on hand and to be received by the Trustee and available to pay liabilities is not, or will not be, in the judgment of the Trustee, sufficient to pay liabilities of the Trust as they become due, the Trustee is authorized to cause the Trust to borrow the funds required to pay such liabilities. In such event, no further distributions will be made to Trust Unitholders (except in respect of previously determined Quarterly Distribution Amounts) until the indebtedness created by such borrowings has been paid in full. Such funds may be borrowed from any Person, including, without limitation, the Bank while serving as Trustee or any other Entity serving as a fiduciary hereunder, on a secured or unsecured basis; provided that neither the Bank nor any other Entity shall be required to make any such loan. Under no circumstances shall the Trustee or the Delaware Trustee be personally liable for any indebtedness of the Trust. To secure payment of such indebtedness (including any indebtedness to the Bank or any other Entity serving as a fiduciary hereunder), the Trustee is authorized to (i) mortgage, pledge, grant security interests in or otherwise encumber the Trust Estate, or any portion thereof, including the Royalty Interests, (ii) include any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee's discretion, including, without limitation, confession of judgment and the power of sale with or without judicial proceedings and (iii) provide for the exercise of those and other remedies available to a secured lender in the event of a default on such loan. If such funds are loaned to the Trust by the Trustee or any other such Entity while the Trustee or such other Entity is serving as a fiduciary hereunder, the terms of such indebtedness and security interest shall be similar to the terms which the Trustee or such other Entity would grant to a similarly situated commercial customer with whom it did not have, directly or indirectly, a fiduciary relationship, and the Trustee or such other Entity shall be entitled to enforce its rights with respect to any such indebtedness and security interest as if it were not, directly or indirectly, and had never been, directly or indirectly, the Trustee or a fiduciary hereunder. No provision of this Trust Agreement shall require either the Delaware Trustee, the Trustee or any other Entity serving as a fiduciary hereunder, to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 3.08 Income and Principal. The Trustee shall not be required to keep separate accounts or records for income and principal. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the receipts from the Royalty Interests or the Hedge Agreements as income or principal, without having to maintain any reserve therefor, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case.

        Section 3.09 Term of Contracts. In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

        Section 3.10 Transactions With Entity Serving as the Trustee or the Delaware Trustee. To the extent such conduct is not prohibited by applicable law and except as otherwise provided herein, both the Trustee and the Delaware Trustee are each authorized in exercising its powers under this Agreement to make contracts and have dealings with itself, directly and indirectly, in any other fiduciary or individual capacity.

        Section 3.11 No Security Required. No Entity serving as a trustee hereunder shall be required to furnish any bond or security of any kind.

        Section 3.12 Filing of Securities Act Registration Statement, Exchange Act Registration Statement and Other Reports, Listing of Trust Units, etc.; Certain Fees and Expenses.

                 (a) In connection with the initial public offering of Trust Units, the Trustee shall, on behalf of the Trust, use commercially reasonable efforts without the incurrence of unreasonable expense to cause:

                          (i) the Securities Act Registration Statement to be
                 prepared, signed, filed with the Commission, and declared effective by the Commission;

                          (ii) the Exchange Act Registration Statement to be
                 prepared, signed, filed with the Commission and declared effective by the Commission; and

                          (iii) the Trust Units to be listed for trading on the
                 New York Stock Exchange, Inc. or another national securities exchange, as ECA shall select, or, if listing on a national securities exchange is not feasible or is undesirable as determined by ECA, to cause the Trust Units to be admitted for quotation on the National Association of Securities Dealers Automated Quotation System National Market System (the "NASDAQ").

                 (b) After the registration of the Trust Units pursuant to the Exchange Act and/or the listing of the Trust Units for trading on the New York Stock Exchange, Inc. or another national securities exchange or the quotation of the Trust Units on the NASDAQ, the Trustee, on behalf of the Trust and acting upon the advice of counsel, shall cause the Trust to comply with all of the rules, orders and regulations of the Commission, such exchange or the National Association of Securities Dealers, Inc. related to such registration, listing or quotation, as the case may be, and take all such other reasonable actions necessary for the Trust Units to remain so registered, listed or quoted until the Trust is terminated. In addition, the Trustee is authorized to make, and the Trustee shall take, all reasonable actions to prepare and mail to Trust Unitholders any reports, press releases or statements, financial or otherwise, that the Trustee determines are required to be provided to Trust Unitholders by law or governmental regulation or the requirements of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading.

                 (c) The Trustee shall execute, by and on behalf of the Trust, any documents incidental or related to the objectives specified in paragraphs (a) and (b) of this Section 3.12.

                 (d) The Trust is hereby authorized and empowered to take all steps, make all filings and applications and pay all fees necessary, customary or appropriate to the accomplishment of the objectives set forth in paragraphs (a) and (b) of this Section 3.12 including, without limitation, the entering into the Administrative Services Agreement with ECA.

                 (e) Except as otherwise provided in Article VI of this Agreement, the fees, charges, expenses, disbursements and other costs incurred by the Trustee or the Delaware Trustee in connection with the discharge of its duties pursuant to this Agreement, including, without limitation, trustee fees, engineering, audit, accounting and legal fees, printing and mailing costs, amounts reimbursed or paid to ECA pursuant to Section 3.06 or Section 7.02 hereof, and the fees and expenses of legal counsel for the Trustee, the Delaware Trustee, and the Trust (including legal fees and expenses incurred by the Trustee or the Delaware Trustee in connection with the formation of the Trust and issuance of Trust Units), shall be paid out of the Trust Estate as an administrative expense of the Trust, provided that the Trustee's and the Delaware Trustee's acceptance fees paid by ECA upon execution hereof shall be reimbursed to ECA. All other organizational expenses of the Trust will be paid by ECA, and ECA shall not be entitled to reimbursement thereof.

        Section 3.13 Reserve Report. The Trustee shall cause a reserve report to be prepared by or for the Trust by Independent Reserve Engineers as of December 31 of each year in accordance with criteria established by the Commission showing estimated proved gas reserves attributable to the Royalty Interests as of December 31 of such year and other reserve information required to comply with Section 5.04 of this Agreement. ECA, to the extent it is the operator of the Underlying Properties, shall use commercially reasonable efforts to cooperate with the Trust and the Independent Reserve engineers in connection with the preparation of any such reserve report. The Trustee shall cause each reserve report prepared pursuant to this Section 3.13 to be completed and delivered to it within 75 days of the last day of the prior calendar year.

        Section 3.14 No Liability for Recordation. ECA shall be solely responsible, and the Trustee and the Delaware Trustee shall have no responsibility, for the filing of the Conveyances in the real property records of any jurisdiction in which the Underlying Properties are located. Neither the Trustee, the Delaware Trustee, the Bank nor any of their respective Agents shall be liable to the Trust Estate or any Trust Unitholder for any loss, claim or damage resulting from, or arising out of, the failure to file, or failure to properly file, the Conveyances in any real property records of any jurisdiction.

        Section 3.15 ECA Quarterly Incentive Distribution Payments. With respect to each Quarterly Period, the Trust shall pay to ECA the Quarterly Incentive Distribution in the event that the Quarterly Distribution Amount for such Quarterly Period, determined in the manner specified in Section 5.02, exceeds the Target Cash Distribution for such Quarterly Period as set forth in the following table:

     QUARTER             TARGET LEVEL OF CASH              QUARTER             TARGET LEVEL OF CASH
      ENDING        DISTRIBUTIONS PER TRUST UNIT(1)         ENDING        DISTRIBUTIONS PER TRUST UNIT(1)
------------------  -------------------------------   ------------------  -------------------------------
    March 31, 2005              $0.4457                   March 31, 2015              $0.5190
     June 30, 2005              $0.5246                    June 30, 2015              $0.5120
September 30, 2005              $0.5694               September 30, 2015              $0.5051
 December 31, 2005              $0.6066                December 31, 2015              $0.4983
    March 31, 2006              $0.5976                   March 31, 2016              $0.5033
     June 30, 2006              $0.6270                    June 30, 2016              $0.4965
September 30, 2006              $0.6500               September 30, 2016              $0.4898
 December 31, 2006              $0.6748                December 31, 2016              $0.4832
    March 31, 2007              $0.6465                   March 31, 2017              $0.4881
     June 30, 2007              $0.6693                    June 30, 2017              $0.4815
September 30, 2007              $0.6912               September 30, 2017              $0.4750
 December 31, 2007              $0.7124                December 31, 2017              $0.4686
    March 31, 2008              $0.6820                   March 31, 2018              $0.4734
     June 30, 2008              $0.7029                    June 30, 2018              $0.4670
September 30, 2008              $0.6807               September 30, 2018              $0.4607
 December 31, 2008              $0.6623                December 31, 2018              $0.4545
    March 31, 2009              $0.6615                   March 31, 2019              $0.4557
     June 30, 2009              $0.6461                    June 30, 2019              $0.4495
September 30, 2009              $0.6321               September 30, 2019              $0.4434
 December 31, 2009              $0.6197                December 31, 2019              $0.4374
    March 31, 2010              $0.6224                   March 31, 2020              $0.4313
     June 30, 2010              $0.6113                    June 30, 2020              $0.4255
September 30, 2010              $0.6007               September 30, 2020              $0.4197
 December 31, 2010              $0.5907                December 31, 2020              $0.4140
    March 31, 2011              $0.5949                   March 31, 2021              $0.4082
     June 30, 2011              $0.5855                    June 30, 2021              $0.4026
September 30, 2011              $0.5766               September 30, 2021              $0.3971
 December 31, 2011              $0.5679                December 31, 2021              $0.3917

     QUARTER             TARGET LEVEL OF CASH              QUARTER             TARGET LEVEL OF CASH
      ENDING        DISTRIBUTIONS PER TRUST UNIT(1)         ENDING        DISTRIBUTIONS PER TRUST UNIT(1)
------------------  -------------------------------   ------------------  -------------------------------
    March 31, 2012              $0.5729                   March 31, 2022              $0.3862
     June 30, 2012              $0.5646                    June 30, 2022              $0.3807
September 30, 2012              $0.5557               September 30, 2022              $0.3752
 December 31, 2012              $0.5474                December 31, 2022              $0.3701
    March 31, 2013              $0.5526                   March 31, 2023              $0.3648
     June 30, 2013              $0.5450                    June 30, 2023              $0.3598
September 30, 2013              $0.5376               September 30, 2023              $0.3549
 December 31, 2013              $0.5302                December 31, 2023              $0.3500
    March 31, 2014              $0.5353                   March 31, 2024              $0.3450
     June 30, 2014              $0.5280                    June 30, 2024              $0.3403
September 30, 2014              $0.5209               September 30, 2024              $0.3355
 December 31, 2014              $0.5138                December 31, 2024              $0.3308


The Trust shall pay to ECA the Quarterly Incentive Distribution with respect to any Quarterly Period at the same time as the Quarterly Cash Distribution is paid for such Quarterly Period for the Trust Unitholders.


                                   ARTICLE IV
               TRUST UNITS AND UNCERTIFICATED BENEFICIAL INTEREST

        Section 4.01 Creation and Distribution. Ownership of the entire Beneficial Interest shall be divided into 7,750,000 Trust Units. The ownership of the Trust Units shall be uncertificated and evidenced by entry of a notation in an ownership ledger maintained for such purpose by the Trustee. The holders of the Trust Units from time to time shall be the sole beneficiaries of principal and interest of the Trust.

        Section 4.02 Rights of Trust Unitholders; Limitation on Personal Liability of Trust Unitholders. Each Trust Unit shall represent pro rata undivided ownership of the Beneficial Interest and shall entitle its holder to participate pro rata in the rights and benefits of holders of Trust Units under this Agreement. A Trust Unitholder (whether by assignment or otherwise) shall take and hold each Trust Unit subject to all the terms and provisions of this Agreement and the Conveyances, which shall be binding upon and inure to the benefit of the successors, assigns, legatees, heirs and personal representatives of such Trust Unitholder. By an assignment or a transfer of one or more Trust Units, the assignor thereby shall, with respect to such assigned or transferred Trust Unit or Trust Units, part with, except as provided in Section 4.03 hereof in the case of a transfer after a Quarterly Record Date and prior to the corresponding Quarterly Payment Date, (i) all of its Beneficial Interest attributable to such Trust Unit or Trust Units and (ii) all interests, rights and benefits of a Trust Unitholder under the Trust and this Agreement that are attributable to such Trust Unit or Trust Units as against all other Trust Unitholders, the Trust and the Trustee, including, without limiting the generality of the foregoing, any and all rights to any Quarterly Cash Distribution, or any portion thereof, attributable to any Trust Units so assigned or transferred, for any Quarterly Period or Quarterly Periods subsequent to the Quarterly Period which relates to the last Quarterly Record Date on which the assignor owned such Trust Units. The Trust Units and the rights, benefits and interests evidenced thereby (including, without limiting the foregoing, the entire Beneficial Interest) are and, for all purposes, shall be construed (except for tax purposes), to be in all respects intangible personal property, and the Trust Units shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Trust Unitholder as such shall have any title, legal or equitable, in or to any real property interest or tangible personal property interest that may be considered a part of the Trust Estate, including, without limiting the foregoing, the Royalty Interests or any part thereof, or in or to any asset of the Trust Estate to the extent that an interest in such asset would cause the interest of a Trust Unitholder to be treated as other than an intangible personal property interest, but the sole interest of each Trust Unitholder shall be his ownership in the Beneficial Interest. No Trust Unitholder shall have the right to call for or demand or secure any partition or distribution of the Royalty Interests or any other asset of the Trust Estate or any accounting during the continuance of the Trust or during the period of liquidation and winding up under Section 9.03 of this Agreement. Pursuant to Section 3803(a) of the Trust Act, the Trust Unitholders shall be entitled, to the fullest extent permitted by law, to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        Section 4.03 Effect of Transfer. As to matters affecting the title, ownership, warranty or transfer of Trust Units, Article 8 of the Uniform Commercial Code, the Uniform Act for Simplification of Fiduciary Security Transfers, and other statutes and rules with respect to the transfer of securities, each as is adopted and then in force in the State of Delaware, shall govern and apply. The death of any Trust Unitholder shall not entitle the Transferee of such Trust Unitholder to an accounting or valuation for any purpose pursuant to the terms hereof.

        Section 4.04 Determination of Ownership. In the event of any disagreement between Persons claiming to be Transferees of any Trust Unit, or in the event of any question on the part of the Trustee when presented with a request for transfer of a Trust Unit, which the Trustee believes is not fully resolved by opinions of counsel or other documents obtained in connection therewith, then, in addition to other rights which it may have under applicable law, the Trustee shall be entitled at its option to refuse to recognize any such claim so long as such disagreement or question shall continue. In so refusing, the Trustee, and any Entity serving in such capacity, may elect to make no disposition of the interest represented by the Trust Unit involved, or any part thereof, or of any sum or sums of money accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims or requests for transfer, and shall be entitled to continue so to refrain and refuse so to act, until:

                 (a) the rights of the adverse claimants or the questions of the Trustee have been adjudicated by a final nonappealable judgment of a court assuming and having jurisdiction of the parties and the interest and money involved or

                 (b) all differences have been adjusted by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

                                   ARTICLE V
                      ACCOUNTING AND DISTRIBUTIONS; REPORTS

        Section 5.01 Fiscal Year and Accounting Method. The Trust shall adopt the calendar year as its fiscal year and shall maintain its books on an appropriate basis to comply with Sections 5.03 and 5.04, except to the extent such books must be maintained on any other basis pursuant to applicable law.

        Section 5.02 Quarterly Distributions. At least five Business Days (or such longer period of time as may be required by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading) prior to each Quarterly Record Date, the Trustee shall, in the manner required by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading, communicate to the Trust Unitholders its determination of the amount of the Quarterly Cash Distribution for the relevant Quarterly Period based on (i) information provided to the Trustee by ECA pursuant to the terms of the Conveyances with respect to the cash proceeds to be received by the Trust in respect of the Royalty Interests, (ii) the amount of interest estimated by the Trustee to be earned on such cash proceeds during the period held by the Trust and (iii) the calculation by the Trust of the amount of any Quarterly Incentive Distribution. Any excess of interest actually earned on such cash proceeds over the interest expected to be earned thereon shall be included in the next Quarterly Distribution Amount. Any deficit in interest actually earned compared to the interest expected to be earned shall be made up from appropriate cash reserves of the Trust established for that purpose, and the amount of any reduction in such reserve shall be treated as an administrative expense of the Trust for the Quarterly Period in which the deficit is realized. On each Quarterly Payment Date, the Trustee shall distribute pro rata the Quarterly Cash Distribution with respect to the immediately preceding Quarterly Period, which shall include an amount previously determined by the Trustee, pursuant to this Section 5.02, as that amount of interest expected to be earned on each such amount from the date of receipt thereof by the Trustee to the Quarterly Payment Date, to Trust Unitholders of record on the Quarterly Record Date for such Quarterly Period.

        Section 5.03 Reports to Trust Unitholders and Others.

                 (a) Within 75 days following the end of each of the first three Quarterly Periods of each calendar year or such shorter period of time as may be required by the rules and regulations of the Commission adopted with respect to the Exchange Act or by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading, the Trustee shall mail to each Person who was a Trust Unitholder of record on the Quarterly Record Date for such Quarterly Period a report which shall show in reasonable detail the assets and liabilities and receipts and disbursements of the Trust for such Quarterly Period. Within 120 days following the end of each fiscal year or such shorter period of time as may be required by the rules and regulations of the Commission adopted with respect to the Exchange Act or by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading, the Trustee shall mail to each Person who was a Trust Unitholder of record on a date to be selected by the Trustee an annual report, containing financial statements audited by a nationally recognized firm of independent public accountants selected by the Trustee, plus such annual reserve information regarding the Royalty Interests as may be required by any regulatory authority having jurisdiction.

                  (b) Notwithstanding any time limit imposed by paragraph (a) or
         (b) of this Section 5.03, if, due to a delay in receipt by the Trustee of information necessary for preparation of a report or reports required by such paragraphs, the Trustee shall be unable to prepare and mail such report or reports within such time limit, the Trustee shall prepare and mail such report or reports as soon thereafter as practicable.

         Section 5.04 Federal Income Tax Provisions. The provisions attached hereto as Exhibit A are intended to comply with federal income tax law governing the allocation of such items of income, gain, loss and deduction of the Trust and the maintenance of the capital accounts of the Trust Unitholders and are incorporated herein by reference.

                                   ARTICLE VI
            LIABILITY OF DELAWARE TRUSTEE AND TRUSTEE AND METHOD OF
                                   SUCCESSION


         Section 6.01 Liability of Delaware Trustee, Trustee and Agents.

                  (a) Notwithstanding any other provision of this Agreement, each of the Delaware Trustee and the Trustee, in carrying out its powers and performing its duties, may act directly or in its discretion, at the expense of the Trust, through Agents or attorneys pursuant to agreements entered into with any of them, and each Entity serving as Delaware Trustee or Trustee shall be personally or individually liable only for (a) its own fraud or acts or omissions in bad faith or which constitute gross negligence and (b) taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by it in connection with any of the transactions contemplated by this Agreement, and shall not otherwise be individually or personally liable under any circumstances whatsoever, including but not limited to any act or omission of any Agent unless such Entity has acted in bad faith or with gross negligence in the selection, retention or supervision of such Agent. Notwithstanding any other provision of this Agreement, each Agent of the Delaware Trustee and the Trustee (including ECA and any of the Affiliates when acting as Agents), in carrying out its powers and performing its duties, may act directly or in its discretion, at the expense of the Trust, through agents or attorneys engaged by such Agent, and shall not otherwise be individually or personally liable for any act or omission unless such Agent has acted in bad faith or with gross negligence. Neither the Trustee nor the Delaware Trustee shall have any liability to any Persons other than the Trust Unitholders in accordance with Section 3803 of the Trust Act and, for the avoidance of any doubt, shall not have any liability hereunder to the Trust Unitholders absent its own gross negligence or willful misconduct. No Entity serving as Trustee or Delaware Trustee shall be individually liable by reason of any act or omission of any other Entity serving as Trustee or Delaware Trustee.

                  (b) Each of the Delaware Trustee and the Trustee, and each Entity serving in any such fiduciary capacity or as an Agent of the Delaware Trustee or the Trustee (including ECA and any of its Affiliates when acting as Agents), shall be protected in relying or reasonably acting upon any notice, certificate, assignment, opinion or advice of counsel, report of certified accountant, petroleum engineer, auditor or other expert, credential, or any other document or instrument. Each of the Delaware Trustee and the Trustee, and each Entity serving in any such fiduciary capacity or as an Agent of the Delaware Trustee or the Trustee (including ECA and any of its Affiliates when acting as Agents), is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, the application of the Uniform Act for Simplification of Fiduciary Security Transfers and the application of other statutes and rules with respect to the transfer of securities, each as is adopted and then in force in the State of Delaware, as to all matters affecting title, ownership, warranty or transfer of the Trust Units, without any personal liability for such reliance, and the indemnity granted under Section 6.02 of this Agreement shall specifically extend to any matters arising as a result thereof. Further, and without limiting the foregoing, each of the Delaware Trustee, the Trustee and each Entity serving in either such capacity is specifically authorized and directed to rely upon the validity of each of the Conveyances and the title held by the Trust in the Royalty Interests pursuant thereto, and is further specifically authorized and directed to rely upon opinions of counsel in each of the states in which Underlying Properties are located, without any liability in any capacity for such reliance.

         Section 6.02 Indemnification of Trustee or Delaware Trustee.

                  (a) Each Entity serving as the Trustee or the Delaware Trustee, as well as each of their respective Agents (including ECA and any of its Affiliates when acting as Agents) and stockholders, shall be indemnified and held harmless by, and receive reimbursement from, the Trust Estate against and from any and all liabilities, obligations, actions, suits, costs, expenses, claims, damages, losses, penalties, taxes, fees and other charges (collectively, "Expenses," excluding, however, any taxes and fees payable by the Trustee and the Delaware Trustee on, based on or measured by any fees, commissions or compensation received by the Trustee and the Delaware Trustee for their services hereunder) incurred by it individually in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of its being Trustee or Delaware Trustee, except such Expenses as to which it is liable under Section 6.01 of this Agreement (it being understood that each Entity serving as the Trustee or the Delaware Trustee (and their respective Agents and stockholders) shall be indemnified by, and receive reimbursement from, the Trust Estate against such Entity's own negligence which does not constitute gross negligence). Each Entity serving as the Trustee or the Delaware Trustee shall have a lien upon the Trust Estate for payment of such indemnification and reimbursement (including, without limitation, repayment of any funds borrowed from any Entity serving as a fiduciary hereunder), as well as for compensation to be paid to such Entity, in each case entitling such Entity to priority as to payment thereof over payment to any other Person under this Agreement. Neither the Trustee, the Delaware Trustee nor any Entity serving in either of such capacities, nor any Agent thereof shall be entitled to any reimbursement or indemnification from any Trust Unitholder for any Expense incurred by the Delaware Trustee or the Trustee or any such Entity or Agent thereof, their right of reimbursement and indemnification, if any, except as provided in Section 6.02(b) below, being limited solely to the Trust Estate, whether or not the Trust Estate is exhausted without full reimbursement or indemnification of the Trustee, the Delaware Trustee or any such Entity or Agent thereof. All legal or other expenses reasonably incurred by the Trustee or the Delaware Trustee in connection with the investigation or defense of any Expenses as to which such Entity is entitled to indemnity under this Section 6.02(a) shall be paid out of the Trust Estate.

                  (b) ECA shall indemnify and hold harmless each Entity serving as the Delaware Trustee or the Trustee (but not the Trust Estate or Trust Unitholders), and any Agents and stockholders thereof, individually and as trustee, against any Expenses to which such Entity or Agent thereof may become subject as a result of its position and service as trustee under or with respect to any Environmental Law, insofar as such Expenses arise out of, are based upon or connected with the Underlying Properties, except for Expenses arising from any acts of such Entity or Agent not contemplated hereunder. The obligations of ECA hereunder may be assigned or transferred to any Entity acquiring the Underlying Property to which each Expense relates, provided such Entity unconditionally agrees in writing, reasonably satisfactory to the Trustee and the Delaware Trustee, to assume ECA's obligations under this Section 6.02(b).

                  (c) If any action or proceeding shall be brought or asserted against the Trustee or the Delaware Trustee or any Agent or stockholder thereof (each referred to as an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from ECA (the "Indemnifying Party") pursuant to Section 6.02(b) hereof, of which the Indemnified Party shall have received notice, the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory (including the qualifications of such counsel) to the Indemnified Party on any such action or proceeding or (iii) the named parties to any such action or proceeding include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party and the Indemnified Party may employ such counsel for the defense of such action or proceeding as is reasonably satisfactory to the Indemnifying Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for the Indemnified Parties at any time). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party, but, if settled with such written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party agrees (to the extent stated above) to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  (d) Any claim for indemnification pursuant to this Section
         6.02 shall survive the termination of this Agreement.

         Section 6.03 Resignation of Delaware Trustee and Trustee. Any Entity serving as the Delaware Trustee or the Trustee may resign, as such, with or without cause, at any time by written notice to ECA, to any other Entity serving as the Delaware Trustee or the Trustee, and to each of the then Trust Unitholders of record in accordance with Section 12.08 of this Agreement. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than 60 days after the date such notice is mailed; provided, however, that in no event shall any resignation of the Trustee be effective until a successor Trustee has accepted its appointment as Trustee pursuant to the terms hereof; and provided further that in no event shall any resignation of the Delaware Trustee be effective until a successor Delaware Trustee has accepted its appointment as Delaware Trustee pursuant to the terms hereof.

         Section 6.04 Removal of Delaware Trustee and Trustee. Each Entity serving as the Delaware Trustee or the Trustee may be removed as trustee hereunder, with or without cause, by the vote of not less than a majority of the then outstanding Trust Units at a meeting held in accordance with the requirements of Article VIII, provided that any removal of the Delaware Trustee shall be effective only at such time as a successor Delaware Trustee, fulfilling the requirements of Section 3807(a) of the Trust Act, has been appointed and has accepted such appointment, and provided further that any removal of the Trustee shall be effective only at such time as a successor Trustee has been appointed and has accepted such appointment. The Trust Unitholders present or represented at any such meeting where a trustee is removed may elect, in accordance with the requirements of Article VIII of this Agreement, a successor trustee at such meeting, who may accept such appointment effective as of the close of such meeting.

         Section 6.05 Appointment of Successor Delaware Trustee or Trustee. In the event of the resignation or removal of the Entity serving as the Delaware Trustee or the Trustee or if any such Entity has given notice of its intention to resign as the Delaware Trustee or the Trustee, the Trust Unitholders represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor trustee. Nominees for appointment may be made by
(i) ECA, (ii) the resigned, resigning or removed trustee or (iii) any Trust Unitholder or Trust Unitholders owning of record at least 10% of the then outstanding Trust Units. Any successor to the Trustee shall be a bank or trust company having combined capital, surplus and undivided profits of at least $100,000,000. Any successor to the Delaware Trustee shall be a bank or trust company having its principal place of business in the State of Delaware and having combined capital, surplus and undivided profits of at least $20,000,000. Notwithstanding any provision herein to the contrary, in the event that a new trustee has not been approved within 60 days after a notice of resignation, a vote of Trust Unitholders removing a Trustee or other occurrence of a vacancy, a successor trustee may be appointed by any State or Federal District Court having jurisdiction in New Castle County, Delaware, upon the application of any Trust Unitholder, ECA or the Entity tendering its resignation or being removed as trustee filed with such court, and in the event any such application is filed, such court may appoint a temporary trustee at any time after such application is filed, which shall, pending the final appointment of a trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of this Agreement. Any such temporary trustee need not meet the minimum standards of capital, surplus and undivided profits otherwise required of a successor trustee under this Section 6.05. Nothing herein shall prevent the same Entity from serving as both the Delaware Trustee and the Trustee if it meets the qualifications thereof.

         Immediately upon the appointment of any successor trustee, all rights, titles, duties, powers and authority of the succeeded trustee hereunder (except to the succeeded trustee's rights to amounts payable under Article VII or
Section 6.02 hereof accruing through the appointment of such successor trustee) shall be vested in and undertaken by the successor trustee, which shall be entitled to receive from the predecessor trustee all of the Trust Estate held by it hereunder and all records and files of the predecessor trustee in connection therewith. Any resigning or removed trustee shall account to its successor for its administration of the Trust. All successor trustees shall be fully protected in relying upon such accounting and no successor trustee shall be obligated to examine or seek alteration of any account of any preceding trustee, nor shall any successor trustee be personally liable for failing to do so or for any act or omission of any preceding trustee. The preceding sentence shall not prevent any successor trustee or anyone else from taking any action otherwise permissible in connection with any such account.

         Section 6.06 Laws of Other Jurisdictions. If notwithstanding the other provisions of this Agreement (including, without limitation, Section 12.06 hereof) the laws of jurisdictions other than the State of Delaware (each being referred to below as "such jurisdiction") apply to the administration of properties under this Agreement, the following provisions shall apply. If it is necessary or advisable for a trustee to serve in such jurisdiction and if the Trustee is disqualified from serving in such jurisdiction or for any other reason fails or ceases to serve there, the ancillary trustee in such jurisdiction shall be such Entity, which need not meet the requirements set forth in the third sentence of Section 6.05 of this Agreement, as shall be designated in writing by ECA and the Trustee. To the extent permitted under the laws of such jurisdiction, ECA and the Trustee may remove the trustee in such jurisdiction, without cause and without necessity of court proceeding, and may or may not appoint a successor trustee in such jurisdiction from time to time. The trustee serving in such jurisdiction shall, to the extent not prohibited under the laws of such jurisdiction, appoint the Trustee to handle the details of administration in such jurisdiction. The trustee in such jurisdiction shall have all rights, powers, discretions, responsibilities and duties as are delegated in writing by the Trustee, subject to such limitations and directions as shall be specified by the Trustee in the instrument evidencing such appointment. Any trustee in such jurisdiction shall be responsible to the Trustee for all assets with respect to which such trustee is empowered to act. To the extent the provisions of this Agreement and Delaware law cannot be made applicable to the administration in such jurisdiction, the rights, powers, duties and liabilities of the trustee in such jurisdiction shall be the same (or as near the same as permitted under the laws of such jurisdiction if applicable) as if governed by Delaware law. In all events, the administration in such jurisdiction shall be as free and independent of court control and supervision as permitted under the laws of such jurisdiction. The fees and expenses of any ancillary trustee shall constitute an administrative expense of the Trust payable from the Trust Estate. Whenever the term "Trustee" is applied in this Agreement to the administration in such jurisdiction, it shall refer only to the trustee then serving in such jurisdiction.

         Section 6.07 Reliance on Experts. The Trustee and the Delaware Trustee may, but shall not be required to, consult with counsel (which may but need not be counsel to ECA), accountants, geologists, engineers and other parties deemed by the Trustee or the Delaware Trustee to be qualified as experts on the matters submitted to them, and, subject to Section 6.01 but notwithstanding any other provision of this Agreement the opinion or advice of any such party on any matter submitted to it by the Trustee or the Delaware Trustee shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Trustee or the Delaware Trustee hereunder in good faith in reliance upon and in accordance with the opinion or advice of any such party. Each of the Trustee and the Delaware Trustee is authorized to make payments of all reasonable fees for services and expenses thus incurred out of the Trust Estate. Neither the Delaware Trustee nor the Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee and the Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Delaware Trustee and the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer and by the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection and authorization to the Delaware Trustee and the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         Section 6.08 Force Majeure. The Trustee and the Delaware Trustee shall not incur any liability to any Trust Unitholder if, by reason of any current or future law or regulation thereunder of the federal government or any other governmental authority, or by reason of any act of God, war or other circumstance beyond its control, the Trustee or the Delaware Trustee is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall the Trustee or the Delaware Trustee incur any liability to any Trust Unitholder by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein caused as aforesaid.

         Section 6.09 Failure of Action by ECA. In the event that ECA shall fail or is unable to take any action as required under any provision of this Agreement, the Trustee is empowered to take such action.

         Section 6.10 Action Upon Instructions. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of this

Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Delaware Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Trustee requesting instruction as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten calendar days of sending such notice to the Trustee (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Delaware Trustee shall have no liability to any Person for any such action or inaction.

         Section 6.11 Management of Trust Estate. The Delaware Trustee shall have no duty or obligation to manage, control, prepare, file or maintain any report, license or registration, use, sell, dispose of or otherwise deal with the Trust Estate, or otherwise to take or refrain from taking any action under or in connection with this Agreement, or any other document or instrument, except as expressly required hereby.

         Section 6.12 Validity. The Delaware Trustee shall not be responsible for or in respect of and makes no representations as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the other parties hereto or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, and the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to ECA, the Trustee or any Trust Unitholder, other than as expressly provided for herein. The Delaware Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any of the Trust Units.

         Section 6.13 Rights and Powers; Litigation. The Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation or arbitration under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the Trustee, any Trust Unitholder or ECA unless the Trustee, Trust Unitholder or ECA, as the case may be, has or have offered to the Delaware Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee therein or thereby. The Delaware Trustee shall be under no obligation to appear in, prosecute or defend any action, or to take any other action other than the giving of notices, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such security and indemnity against such expense or liability as it may reasonably require. The right of the Delaware Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Delaware Trustee shall not be personally liable or accountable for the performance of any such act except as specifically provided in Section 6.01.

         Section 6.14 No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, the Delaware Trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent of approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than in the State of Delaware, (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof other than the State of Delaware becoming payable by the Delaware Trustee; or (iii) subject the Delaware Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee contemplated hereby.

                                  ARTICLE VII
              COMPENSATION OF THE TRUSTEE AND THE DELAWARE TRUSTEE

         Section 7.01 Compensation of Trustee and Delaware Trustee. The Entity serving as the Trustee hereunder shall receive compensation for its services as the Trustee hereunder as set forth in Schedule A attached hereto. The Entity serving as the Delaware Trustee hereunder shall receive compensation for its services as the Delaware Trustee hereunder as set forth in the Fee Agreement attached hereto as Schedule B. Entities serving as the Trustee or the Delaware Trustee hereunder shall be reimbursed for all actual expenditures made in connection with administration of the Trust, including those made on account of any unusual duties in connection with matters pertaining to the Trust and the reasonable compensation and expenses of their counsel, accountants or other skilled persons and of all other persons not regularly in their employ. Any unusual or extraordinary services rendered by the Entity serving as Trustee or by the Entity serving as Delaware Trustee in connection with the administration of the Trust shall be treated as trustee administrative services for purpose of computing the respective administrative fee to be paid to each Entity serving as trustee hereunder.

         Section 7.02 Reimbursement of ECA. ECA shall be entitled to reimbursement from the Trust for all out-of-pocket costs and expenses paid by ECA, acting in its capacity as Agent of the Trust (including without limitation legal, accounting, engineering and printing costs) but excluding those costs and expenses specified in paragraph (a) of Section 3.12 and in paragraph (b) of
Section 6.02 of this Agreement as costs and expenses to be paid by ECA, promptly upon submission of written evidence thereof to the Trustee.

         Section 7.03 Source of Funds. Except as provided in paragraph (a) of
Section 3.12 and paragraph (b) of Section 6.02 of this Agreement, all compensation, reimbursements, and other charges owing to any Entity as a result of its services as a trustee hereunder shall constitute indebtedness hereunder, shall be payable by the Trust out of the Trust Estate and such Entity shall have a lien on the Trust Estate for payment of such compensation, reimbursements and other charges, entitling such Entities to priority as to payment thereof over payment to any other Person under this Agreement.

         Section 7.04 Ownership of Units by ECA, the Delaware Trustee and the Trustee. Each of the Delaware Trustee and, the Trustee, in its individual or other capacity, may become the owner or pledgee of Trust Units with the same rights it would have if it were not a trustee hereunder. ECA and each of its Affiliates may become the owner of Trust Units with the same rights and entitled to the same benefits as any other Trust Unitholder.

                                  ARTICLE VIII
                          MEETINGS OF TRUST UNITHOLDERS

         Section 8.01 Purpose of Meetings. A meeting of the Trust Unitholders may be called at any time and from time to time pursuant to the provisions of this Article VIII to transact any matter that the Trust Unitholders may be authorized to transact.

         Section 8.02 Call and Notice of Meetings. Any such meeting of the Trust Unitholders may be called by the Trustee or by Trust Unitholders owning of record not less than 10% in number of the then outstanding Trust Units. The Trustee may, but shall not be obligated to, call meetings of Trust Unitholders to consider amendments, waivers, consents and other changes relating to the Conveyances, the Hedge Agreements or the Development Agreement. In addition, at the written request of the Delaware Trustee, the Trustee shall call such a meeting but only for the purpose of appointing a successor to the Delaware Trustee upon its resignation. All such meetings shall be held at such time and at such place as the notice of any such meeting may designate. Except as may otherwise be required by any applicable law or by any securities exchange on which the Trust Units may be listed or admitted to trading or the NASDAQ, written notice of every meeting of the Trust Unitholders signed by the Trustee or the Trust Unitholders calling the meeting, setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting, shall be given in person or by mail not more than 60 nor less than 20 days before such meeting is to be held to all of the Trust Unitholders of record at the close of business on a record date selected by the Trustee (the "Record Date Trust Unitholders"), which shall be not more than 60 days before the date of such mailing. If such notice is given to any Trust Unitholder by mail, it shall be directed to such Trust Unitholder at its last address as shown by the ownership ledger of the Trustee and shall be deemed duly given when so addressed and deposited in the United States mail, postage paid. No matter other than that stated in the notice shall be acted upon at any meeting unless such action is approved by the Trust Unitholders. Only Record Date Trust Unitholders shall be entitled to notice of and to exercise rights at or in connection with the meeting. All costs associated with calling any meeting of the Trust Unitholders shall be borne by the Trust other than a meeting of the Trust Unitholders called by Trust Unitholders owning of record not less than 10% in number of the then outstanding Trust Units, which costs shall be borne by the Trust Unitholders that called such meeting of Trust Unitholders.

         Section 8.03 Method of Voting and Vote Required. Each Record Date Trust Unitholder shall be entitled to one vote for each Trust Unit owned by such Record Date Trust Unitholder, and any Record Date Trust Unitholder may vote in person or by duly executed written proxy. At any such meeting, the presence in person or by proxy of Record Date Trust Unitholders holding a majority of the Trust Units held by all Record Date Trust Unitholders shall constitute a quorum, and, except as otherwise provided herein, any matter shall be deemed to have been approved by the Trust Unitholders (including, but not limited to, appointment of a successor trustee and approval of amendments, waivers, consents and other changes relating to the Conveyances, the Hedge Agreements or the Development Agreement) if it is approved by the vote of Record Date Trust Unitholders holding more than 50% of the Trust Units represented at the meeting.

         Section 8.04 Conduct of Meetings. The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Trust Unitholders, for the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Trust Unitholders entitled to vote at the meeting and such other matters concerning the conduct of the meeting as it shall deem advisable.

                                   ARTICLE IX
                  DURATION, REVOCATION AND TERMINATION OF TRUST

         Section 9.01 Revocation. Subject to the third sentence of this Section 9.01, the Trust is and shall be irrevocable and ECA, as trustor, after the Closing, retains no power to alter, amend (except as provided otherwise in this Article IX and in Section 10.02 hereof), revoke or terminate the Trust. The Trust shall be terminable only as provided in Section 9.02 of this Agreement, and shall continue until so terminated. Prior to the Closing, ECA may revoke the Trust by written notice to the Trustee, in which event the Trustee shall reconvey the Trust Estate, less any expenses or liabilities of the Trust, to ECA.

         Section 9.02 Termination. The Trust shall dissolve and commence winding-up its business and affairs upon the first to occur of the following events or times:

                  (a) the disposition of all Royalty Interests and any cash or other assets, tangible or intangible, including accounts receivable and claims or rights to payment;

                  (b) the action by Trust Unitholders of record holding a majority of the then outstanding Trust Units in accordance with Article VIII of this Agreement to terminate the Trust;

                  (c) annual cash proceeds received by the Trust attributable to the Royalty Interests and the Hedge Agreements are less than $1 million for each of two consecutive years; and

                  (d) the Liquidation Date.

         Section 9.03 Disposition and Distribution of Assets and Properties. Notwithstanding the dissolution of the Trust pursuant to Section 9.02, the Trustee and the Delaware Trustee shall continue to act as trustees of the Trust Estate and as such shall exercise the powers granted under this Agreement until their duties have been fully performed and the Trust Estate finally distributed so that the affairs of the Trust may be liquidated and wound up. The net proceeds from any sale of the Royalty Interests made as provided in Section 3.02(a) shall be Sales Proceeds Amounts, which are treated as cash receipts of the Trust during the Quarterly Period in which the net proceeds are received; provided that the Trustee shall first pay, satisfy and discharge all liabilities of the Trust, or if necessary, set up cash reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities. The Trustee shall not be required to obtain approval of the Trust Unitholders prior to performing any of its duties pursuant to this Section 9.03. Upon making final distribution to the Trust Unitholders, neither the

Trustee nor the Entity serving in such capacity shall be under further liability except as provided in Section 6.01.

         Section 9.04 Reorganization or Business Combination.

                  (a) The Trust may merge or consolidate with or into one or more limited partnerships, general partnerships, corporations, statutory trusts, common law trusts, limited liability companies, or associations, or unincorporated businesses in accordance with Section 3815 of the Trust Act if such transaction (i) is agreed to by the Trustee and by the affirmative vote of Trust Unitholders owning more than 50% of the then outstanding Trust Units at a meeting duly called and held in accordance with Article VIII, and (ii) is permitted under the Trust Act and any other applicable law. The Trustee shall give prompt notice of such reorganization or business combination to the Delaware Trustee. Pursuant to and in accordance with the provisions of
         Section 3815(f) of the Trust Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved in accordance with this Section may effect any amendment to this Agreement or effect the adoption of a new trust agreement if it is the surviving or resulting trust in the merger or consolidation.

                  (b) Upon the effective date of a certificate of merger duly filed in accordance with the Trust Act, the following shall be deemed to occur, in addition to such effects as may be specified under the Trust Act as then in effect:

                           (i) all of the rights, privileges and powers of each
                  of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the surviving business entity and, after the merger or consolidation, shall be the property of the surviving business entity to the extent they were part of each constituent business entity;

                           (ii) the title to any real property vested by deed or
                  otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

                           (iii) all rights of creditors and all liens on or
                  security interest in property of any of those constituent business entities shall be preserved unimpaired;

                           (iv) all debts, liabilities and duties of those
                  constituent business entities shall attach to the surviving business entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contacted by it; and

                           (v) if the Trust is the surviving or resulting
                  entity, the governing instrument of the Trust shall be amended or a new governing instrument adopted as set forth in the certificate of merger.

                  (c) A merger or consolidation effected pursuant to this
         Section 9.04 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                   ARTICLE X
                                   AMENDMENTS

         Section 10.01 Prohibited Amendments. After the Closing, no amendment may be made to any provision of this Agreement that would:

                  (a) increase the power of the Delaware Trustee or the Trustee to engage in business or investment activities;

                  (b) alter the right of the Trust Unitholders vis-a-vis each other; or

                  (c) unless consented to in writing by ECA, have the effect of amending Sections 3.02, 6.02, 7.02, 9.03, 10.01 or 10.02 hereof.

         Section 10.02 Permitted Amendments. Prior to the Closing, amendments to the provisions of this Agreement may be made by mutual agreement of the Delaware Trustee, the Trustee and ECA, jointly, and no party shall have liability to any Trust Unitholder for any amendment, including any amendment that increases or decreases any right, benefit or liability of any present or future Trust Unitholder. After the Closing, the Delaware Trustee and the Trustee may, jointly, from time to time supplement or amend this Agreement, the Conveyances, the Hedge Agreements or the Development Agreement without the approval of Trust Unitholders in order to cure any ambiguity, to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provisions herein or therein, to grant any benefit to all of the Trust Unitholders, or to change the name of the Trust, provided that such supplement or amendment does not adversely affect the interests of the Trust Unitholders, and provided further that any amendment to this Agreement made to change the name of the Trust in accordance with Section 12.04 hereof or otherwise shall be conclusively deemed not to affect adversely the interests of the Trust Unitholders. The Trustee and the Delaware Trustee, subject to the provisions of Sections 6.01 and 6.07 are entitled to, and may rely upon, a written opinion of counsel as conclusive evidence that any amendment or supplement pursuant to the immediately preceding sentence complies with the provisions of this Section 10.02. All other permitted amendments to the provisions of this Agreement may be made only by a vote of the Trust Unitholders of record holding a majority of the then outstanding Trust Units at a meeting held in accordance with the requirements of Article VIII. No amendment that increases the obligations, duties or liabilities or affects the rights of the Delaware Trustee, the Trustee or any Entity serving in any such capacity shall be effective without the express written approval of such trustee or Entity.

                                   ARTICLE XI
                                   ARBITRATION

         THE PARTIES TO THIS AGREEMENT AGREE THAT, EXCEPT AS PROVIDED IN PARAGRAPH (I) OF THIS ARTICLE XI, ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG ECA (ON THE ONE HAND) AND THE

TRUST OR THE TRUSTEE (ON THE OTHER HAND) IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT, THE CONVEYANCES, THE HEDGE AGREEMENTS OR THE DEVELOPMENT AGREEMENT OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS AGREEMENT OR THE CONVEYANCES OR ANY PROVISION OF THIS INDENTURE OR THE CONVEYANCES (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN CHARLESTON, WEST VIRGINIA IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE "RULES") OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO ("AAA") THEN IN EFFECT. THE PARTIES TO THIS AGREEMENT (AND ON BEHALF OF THE TRUST) HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS ARTICLE XI. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING, IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS ARTICLE XI APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE "SPECIAL PROVISIONS") WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS ARTICLE XI, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.

                  (a) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under subparagraph (c) below in this Article XI.

                  (b) The arbitration shall be administered by AAA.

                  (c) The arbitration shall be conducted by a tribunal of three arbitrators. Within ten days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the "Claimant") shall send written notice to the other party or parties (the "Respondent"), with a copy to the East Providence, Rhode Island office of AAA, designating the first arbitrator (who shall not be a representative or agent of any party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to completely perform arbitral duties). Within ten days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the East Providence, Rhode Island office of AAA and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party, but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within ten days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this Article XI, ECA (on the one hand) and the Trust and the Trustee (on the other hand) shall each be entitled to the selection of one arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator's background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Article XI) within such fifteen day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen days thereafter.

                  (d) All arbitration hearings shall be commenced within one hundred twenty days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty days.

                  (e) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

                  (f) The arbitration proceeding will be governed by the substantive laws of the State of Delaware and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery and
         (iii) unless the parties otherwise agree and except as may be provided in this Article XI, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.ss.ss.1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work-product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

                  (g) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys' fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

                  (h) Nothing in this Article XI shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Agreement, (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. ss. 91 or any successor statute thereto or any substantially equivalent state law, or (iii) restrict the right of the Trustee to make application to any state or federal district court having jurisdiction in Charleston, West Virginia, to appoint a successor Trustee or to request instructions with regard to any provision in this Agreement when the Trustee is unsure of its obligations thereunder.

                  (i) This Article XI shall preclude participation by the Trust in any class action brought against ECA by any Person who is not a Trust Unitholder and the Trustee shall opt out of any such class action in which the Trust is a purported class member, but shall not preclude participation by the Trust in any such action brought by a Trust Unitholders or in which Trust Unitholders holding more than 50% of the Trust Units represented at a duly called and held meeting of the Trust Unitholders in accordance with Section 8.02 request the Trustee to participate.

                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01 Inspection of Books. Each Trust Unitholder and its duly authorized agents and attorneys shall have the right, at its own expense and during reasonable business hours upon reasonable prior notice, to examine and inspect the records (including, without limitation, the ownership ledger) of the Trust and the Trustee in reference thereto. The Trustee and its duly authorized agents and attorneys shall have the right, at the expense of the Trust and during reasonable business hours upon reasonable prior written notice, to examine and inspect the records of ECA relating to the Royalty Interests and the Underlying Properties.

         Section 12.02 Disability of a Trust Unitholder. Any payment or distribution to a Trust Unitholder may be made by check of the Trustee drawn to the order of the Trust Unitholder, regardless of whether or not the Trust Unitholder is a minor or under other legal disability, without the Trustee having further responsibility with respect to such payment or distribution. This
Section 12.02 shall not be deemed to prevent the Trustee from making any payment or distribution by any other method that is appropriate under law.

         Section 12.03 Merger or Consolidation of Delaware Trustee or Trustee. Neither a change of name of either the Delaware Trustee or the Trustee nor any merger or consolidation of its corporate powers with another bank or with a trust company nor the sale or transfer of all or substantially all of its trust operations to a separate corporation shall affect its right or capacity to act hereunder; provided, however, that the Delaware Trustee or any successor thereto shall maintain its principal place of business in the State of Delaware; and provided further that, in the case of any successor Trustee or Delaware Trustee, it shall continue to meet the requirements of Section 6.05 of this Agreement.

         Section 12.04 Change in Trust Name. Upon the written request by ECA submitted to the Trustee and the Delaware Trustee, the Trustee shall, without the vote or consent of any Trust Unitholders, take all action necessary to change the name of the Trust to a name mutually agreeable to the Trustee and ECA and, upon effecting such name change, the Delaware Trustee, acting pursuant to the written instructions of the Trustee, shall amend the Certificate of Trust on file in the office of the Secretary of State of Delaware to reflect such name change.

         Section 12.05 Filing of this Agreement. There is no obligation on the part of the Trustee that this Agreement or any executed copy hereof be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Agreement for record, each of the Delaware Trustee and the Trustee agrees that for the purpose of vesting the record title to the Trust Estate in any successor trustee, the succeeded trustee shall, upon appointment of any successor trustee, execute and deliver to such successor trustee appropriate assignments or conveyances.

         Section 12.06 Choice of Law. This Agreement and the Trust shall be governed by the laws of the State of Delaware (without regard to the conflict of laws principles thereof) in effect at any applicable time in all matters, including the validity, construction and administration of this Agreement and the Trust, the enforceability of the provisions of this Agreement, all rights and remedies hereunder, and the services of the Delaware Trustee and Trustee hereunder. Furthermore, except as otherwise provided in this Agreement, the rights, powers, duties and liabilities of the Delaware Trustee and the Trustee and the Trust Unitholders shall be as provided under the Trust Act and other applicable laws of the State of Delaware and the United States of America in effect at any applicable time; provided, however, that there shall not be applicable to the Trustee, the Delaware Trustee, the Trust Unitholders, the Trust or this Agreement any provision of the laws (common or statutory) of the State of Delaware pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof, (i) the filing with any court of governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or
(vii) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or authorities and powers of the trustees hereunder as set forth or referenced in this Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

         Section 12.07 Separability. If any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby, and every remaining provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         Section 12.08 Notices. Any and all notices or demands permitted or required to be given under this Agreement shall be in writing and shall be validly given or made if (a) personally delivered, (b) delivered and confirmed by facsimile or like instantaneous transmission service, or by Federal Express or other overnight courier delivery service, which shall be effective as of confirmation of receipt by the courier at the address for notice hereinafter stated, (c) solely in the case of notice to any Trust Unitholder, by press release in a nationally recognized and distributed media, or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

         If to the Trustee, to:

         JPMorgan Chase Bank, N.A.
         700 Lavaca, 5th Floor
         Austin, Texas 78701-3102
         Attention:  Mike J. Ulrich
         Facsimile No.:  (512) ___-____

         If to the Delaware Trustee, to:

         Wilmington Trust Company
         1100 North Market Street
         Wilmington, Delaware 19890-1615
         Attention:  Corporate Trust Administration
         Facsimile No.:  (302) 636-4140

         With a copy to:

         Ross E. Antonacci
         Emmet, Marvin & Martin, LLP
         1007 Orange Street
         Suite 1460
         Wilmington, Delaware 19801
         Telephone: (302) 472-7122
         Facsimile: (302) 472-7120

         If to ECA, to:

         4643 South Ulster Street
         Suite 1100
         Denver, Colorado 80237

         Attention:  [_________]
         Facsimile No.: (___) ___-____

         With a copy to:

         501 56th Street
         Charleston, West Virginia 25304
         Attention:  [__________]
         Facsimile No.: (___) ___-____

         If to a Trust Unitholder, to:

         the Trust Unitholder at its last address as shown on the ownership records maintained by the Trustee

         Notice that is mailed in the manner specified shall be conclusively deemed given three days after the date postmarked or upon receipt, whichever is sooner. Any party to this Agreement may change its address for the purpose of receiving notices or demands by notice given as provided in this Section 12.08.

         Section 12.09 Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, ECA, the Trustee and the Delaware Trustee have caused this Agreement to be duly executed the day and year first above written.


                                                             ENERGY CORPORATION OF AMERICA
ATTEST:

                                                             By:
                                                                ----------------------------
                                                             Name:
-----------------------------------------------------
Name:                                                        Title:
Title:


                                                             JPMORGAN CHASE BANK, N.A.
ATTEST:

                                                             By:
                                                                ----------------------------
                                                             Name:
-----------------------------------------------------        Title:
Name:
Title


                                                             WILMINGTON TRUST COMPANY
ATTEST:

                                                             By:
                                                                ----------------------------
                                                             Name:
-----------------------------------------------------        Title:
Name:
Title

                                                                       EXHIBIT A

                          FEDERAL INCOME TAX PROVISIONS

         1 Classification of the Trust as a Partnership. For federal income tax purposes, the Trust will be classified and treated as a partnership and the Trust Unitholders will be treated as the partners in such partnership. A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account his allocable share of items of income, gain, loss, deduction and credit of the partnership in computing his federal income tax liability. This Exhibit A contains provisions to comply with the federal income tax law governing the allocation of such items of income, gain, loss and deduction of the Trust and the maintenance of the Capital Accounts of the Trust Unitholders. For purposes of this Exhibit A, the "Partnership" means the Trust, "Partner(s)" means Trust Unitholder(s), "Partnership Interest" means the ownership interest in the Trust held by a Trust Unitholder, "Capital Contribution" means a Trust Unitholders initial investment in the Trust.

         2 Capital Accounts.

         (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Trustee) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by
(i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 2(b) and allocated with respect to such Partnership Interest pursuant to Section 3, and decreased by (x) the amount of cash distributions made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 2(b) and allocated with respect to such Partnership Interest pursuant to Section 3.

         (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Section 3 and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

             (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 3.

             (ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in
         Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

                  (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 2(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the Trustee may adopt.

         (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

         (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 3 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the Trustee using such method of valuation as it may adopt; provided, however, that the Trustee, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Trustee shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

                  (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 3 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall be determined and allocated in the same manner as that provided in Section 2(d)(i).

         3. Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 2(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         (a) Net Income and Net Loss. After giving effect to the special allocations set forth in Section 3(b), Net Income and Net Loss for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (b) Special Allocations. Notwithstanding any other provision of this
Section 3, the following special allocations shall be made for such taxable period:

                  (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 3(b), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 3(b) with respect to such taxable period (other than an allocation pursuant to Sections 3(b)(v) and 3(b)(vi)). This Section 3(b) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
         Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 3(b) (other than Section 3(b)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 3(b), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 3(b), other than Section 3(b)(i) and other than an allocation pursuant to Sections 3(b)(v) and 3(b)(vi), with respect to such taxable period. This Section 3(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 3(b)(i) or (ii).

                  (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and
         (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 3(b)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3(b)(iv) were not in this Agreement.

                  (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Trustee determines that the Partnership's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Trustee is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                  (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (ix) Curative Allocation.

                           (A) Notwithstanding any other provision of this
                  Section 3, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 3. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this
                  Section 3(b)(ix)(A) shall only be made with respect to Required Allocations to the extent the Trustee determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 3(b)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Trustee determines that such allocations are likely to be offset by subsequent Required Allocations.

                           (B) The Trustee shall, with respect to each taxable
                  period, (1) apply the provisions of Section 3(b)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to
                  Section 3(b)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

         4. Allocations for Tax Purposes.

         (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 3.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                  (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 3.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 2(d)(i) or 2(d)(ii), and
         (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
         Section 4(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 3.

                  (iii) The Trustee shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

         (c) For the proper administration of the Partnership and for the preservation of uniformity of the Trust Units, the Trustee shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Trust Units. The Trustee may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 4(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

         (d) The Trustee may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the Trustee determines that such reporting position cannot reasonably be taken, the Trustee may adopt depreciation and amortization conventions under which all purchasers acquiring Trust Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Trustee chooses not to utilize such aggregate method, the Trustee may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Trust Units, so long as such conventions would not have a material adverse effect on the Trust Unitholders.

         (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Trustee) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

         (g) Each item of Partnership income, gain, loss and deduction shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date or the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Trustee, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Trustee may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

         (h) Allocations that would otherwise be made to a Trust Unitholder under the provisions of this Section 4 shall instead be made to the beneficial owner of Trust Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method determined by the Trustee.

         5. Tax Matters.

         (a) Tax Returns and Information. The Trustee shall timely file all returns and reports of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

         (b) Tax Elections.

                  (i) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Trustee's determination that such revocation is in the best interests of the Trust Unitholders. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Trustee shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Trust Unit will be deemed to be the lowest quoted closing price of the Trust Units on the New York Stock Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 3(g) without regard to the actual price paid by such transferee.

                  (ii) Except as otherwise provided herein, the Trustee shall determine whether the Partnership should make any other elections permitted by the Code.

         (c) Tax Controversies. Subject to the provisions hereof, the Trustee shall designate the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Trustee and to do or refrain from doing any or all things reasonably required by the Trustee to conduct such proceedings.

         (d) Withholding. Notwithstanding any other provision of this Agreement, the Trustee is authorized to take any action that may be required to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner

(including, without limitation, by reason of Section 1446 of the Code), the Trustee may treat the amount withheld as a distribution of cash in the amount of such withholding from such Partner.

         6. Additional Definitions.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 3(b)(i) or 3(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 2(d)(i) or 2(d)(ii).

         "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 3, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Trustee. The Trustee shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 2 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 2.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 2(d)(i) and 2(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Trustee.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 2(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 3(b)(ix).

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 2(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain for such taxable year over the Partnership's items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with
Section 2(b) and shall not include any items specially allocated under Section 3(b).

         "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction for such taxable year over the Partnership's items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 2(b) and shall not include any items specially allocated under Section 3(b).

         "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 4(b)(i)(A), 4(b)(ii)(A) and 4(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         "Option Closing Date" means the date or dates on which any Trust Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

         "Over-Allotment Option" means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

         "Partnership Interest" means an interest in the Partnership.

         "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         "Percentage Interest" means as of any date of determination as to any Trust Unitholder holding Trust Units, the quotient obtained by dividing (A) the number of Trust Units held by such Trust Unitholder by (B) the total number of all outstanding Trust Units.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary



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

income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Record Holder" means the Person in whose name a Trust Unit is registered on the books of the transfer agent as of the opening of business on a particular Business Day.

         "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses under Section 3(a) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 3(b)(i), 3(b)(ii), 3(b)(iii), 3(b)(vi) or 3(b)(viii).

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4(b)(i)(A) or 4(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Trust Units pursuant thereto.

         "Underwriting Agreement" means the Underwriting Agreement dated _________, 2005 among the Underwriters, the Trust and ECA, providing for the purchase of Trust Units by such Underwriters.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 2(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 2(d) as of such date).

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 2(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 2(d)).



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